Exhibit 99.1

Gryphon Digital Mining welcomes return of Dan Tolhurst to its Board of Directors

Strengthens its team by increasing the size of the Board and adding a founding member of the company

Las Vegas, NV — August 29, 2024 -- Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”) a bitcoin mining company that is focused on becoming the leader in low-cost, environmentally sustainable operations, announced today that it has increased the size of its Board of Directors from five to six members and appointed Daniel Tolhurst to fill the new Board seat as a Class I director, effective immediately. Mr. Tolhurst's term will expire at the Company's 2025 annual meeting of stockholders.

Mr. Tolhurst co-founded Gryphon in October 2020, and served as its President and a Board Member through the closing of the Company's go-public transaction in February 2024. He joins the Board as the Company is actively pursuing accretive growth and acquisition opportunities. Said Brittany Kaiser, Chairman of the Board, “We are delighted to welcome Dan back to the Board. He played a critical role in the company’s formation, and joins us at an exciting time. His expertise will serve the company well as we evaluate potential avenues of growth.”

Mr. Tolhurst brings nearly two decades of experience founding, leading, and investing in innovative companies across multiple sectors. Prior to co-founding Gryphon, he led Netflix Inc.'s Content Strategy & Analysis team in Europe, the Middle East and Africa. He also held Director and Senior Manager positions in Corporate Strategy and Business Development at The Walt Disney Company. Earlier in his career, Mr. Tolhurst worked at Booz & Company, a management consulting firm, and the Bank of Montreal Financial Group, a Canadian bank.

Said Mr Tolhurst, “I am thrilled to be coming home to rejoin the Gryphon Board. Gryphon was founded with the clear vision to be a leader in the BTC mining space, and I continue to believe in its potential to do so. I am excited to join the other members of the Board, as well as our management team, to help unlock that potential and make the founding vision a reality.”

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin space dedicated to helping bring digital assets onto an environmentally responsible energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation in the northeastern US was recently independently certified as 100% carbon-neutral and the company is also pursuing a carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

Conference Schedule:

●	H.C. Wainwright 26th Annual Global Investment Conference in New York, NY on September 9th – 11th
●	LD Micro Main Event XVII in Los Angeles, CA on October 28th – 30th

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the "SEC"), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024.

INVESTOR CONTACT:

Name: James Carbonara

Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com